UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 11, 2024
SONOS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38603	03-0479476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
614 Chapala Street
Santa Barbara, California 93101
(Address of principal executive offices, including zip code)
(805) 965-3001
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SONO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Sonos, Inc. (the “Company”) was held on March 11, 2024 (the “Annual Meeting”). At the Annual Meeting, there were present, in person or by proxy, holders of 107,574,439 shares of the Company's common stock, or approximately 86.65% of the total outstanding shares eligible to be voted. The holders present voted on the three proposals presented at the Annual Meeting as follows.

Proposal One — Election of Directors

The Company’s stockholders approved the election of two Class III directors to the Company’s Board of Directors for three year terms or until their respective successors are elected and qualified or until their earlier resignation or removal, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jonathan Mildenhall	93,314,877	545,468	13,714,094
Patrick Spence	75,640,787	18,219,558	13,714,094

Proposal Two — Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 28, 2024 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
106,558,406	713,760	302,273	—

Proposal Three — Advisory Vote to Approve Named Executive Officer Compensation

The Company’s stockholders approved, on an advisory basis, the compensation of the Company's named executive officers as described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on January 29, 2024 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
90,206,425	3,531,643	122,277	13,714,094

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOS, INC.

Date: March 13, 2024	By:	/s/ Eddie Lazarus
Eddie Lazarus Chief Legal and Strategy Officer